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                                                                   EXHIBIT 10.22

                            Special Services Contract

                            SPECIAL SERVICES CONTRACT

     This Contract is made and entered into by and between Multimedia Games, Inc., a Texas Corporation with its principal offices in Tulsa, Oklahoma (hereinafter referred to as "Multimedia"), acting pursuant to its power to employ the services of qualified consultants in general and the services of John Winkelman ("Consultant") in particular to act as an independent consultant in business-related matters under the terms and conditions set forth herein. Said Consultant is a resident of San Diego County, California, and maintains his Office at 1870 Rancho Judith, Alpine, California 91901.

     1. Multimedia does hereby engage, contract with, retain and employ Consultant to evaluate business and gaming management opportunities and provide consultant services relating to Indian Gaming and tribally-operated gaming facilities, including the following:

     1.)  A television game show involving a prize pool funded (at least in part) by Indian gaming.

     2.)  California Indian gaming opportunities.

     3.) Expansion of the application of "Multimedia" owned or controlled technology.

     2. In addition to the performance of the duties described in Article 1 above, Consultant shall perform such additional duties as may be, from time to time, requested by Multimedia.

     3. In the performance of the duties and services required of him under this contract, Consultant shall remain communications with, and file written and verbal reports upon request, with Gordon Graves of Multimedia.

     4. It is agreed that the term of this contract shall be for a period of four (4) years, commencing on August 16, 2000 and ending on August 15, 2004.

     5. In consideration of services to be rendered to Multimedia by Consultant, Consultant shall receive from Multimedia compensation at a rate of five thousand per month. Consultant agrees to maintain his availability for job assignments consistent with the reasonable and prudent performance of the duties described herein. Consultant is obligated to perform services at least 20 hours a month over the term of this agreement.

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     6. All compensation for services to be paid under this contract shall be paid monthly for the term of this contract. Statement of services performed by Consultant and all expenses incurred by Consultant will be itemized and submitted monthly. However the minimum commitment fee (retainer of $5,000/month) shall be paid in advance commencing on August 15, 2000, and automatically on the 15th of each month thereafter.

     7. Consultant shall be compensated and reimbursed for all necessary and reasonable expenses incurred by him in connection with the performance of duties pursuant to this contract. Such expenses shall include, but not limited to, the following: all necessary traveling expenses, by either commercial conveyance such as airplane, bus, rental car, or by use of Consultant's private automobile(s) at the rate of thirty-five cents ($0.35) per mile provided that the claim for reimbursement for the use of said private automobile(s) includes the dates, purpose of travel, points of travel and the number of miles traveled; long distance telephone calls; telegrams; printing and copying of documents; and meals and lodging not to exceed one hundred eighty dollars ($180.00) per day when Consultant is away from his Office or away from Multimedia's Office on business for Multimedia, except when in Washington D.C., where the rate will be two hundred dollars ($200.00) per day. All such expenses shall be itemized and verified by Consultant as described in Paragraph 6 above and supported by proper documentations.

     IN WITNESS WHEREOF, we have hereunto set our hands on dates set forth below, Multimedia signing at Tulsa, Oklahoma, and the Consultant signing at Alpine, California.


Date:                                  Multimedia Games, Inc.
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                                       By:
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Date:
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                                        John Winkelman, Consultant


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